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                            SUBSIDIARIES OF THE REGISTRANT
                                                                 Percentage of
                                              Place of               Voting
     Name of Company                        Incorporation          Securities
ASF Gesellschaft fur Electrotechnische
Gerate mbH                                  Germany                   100%
ASF, Inc.                                   Georgia                   100%
Lighting Center Holdings, Inc.              Tennessee                 100%
Helmut Brey Verwaltung GmbH                 Germany                   100%
Bluegrass Holdings Inc.                     Nevada                    100%
Capri Lighting, Inc.                        California                100%
Thomas Industries Holdings Inc.             Delaware                  100%
Gardco Manufacturing, Inc.                  California                100%
Lumec, Inc.                                 Province of Quebec,       100%
                                            Canada
Pouliot Designs Corporation                 Minnesota                 100%
T.I. Industries Corporation                 Delaware                  100%
TI Pneumotive, Inc.                         Delaware                  100%
Thomas Group U.K., Inc.                     Delaware                  100%
Thomas Imports, Inc.                        Nevada                    100%
Thomas Industries Corp.                     Province of Ontario,      100%
                                            Canada
Thomas Industries Export, Inc.              U.S. Virgin Islands       100%
Tupelo Holdings Inc.                        Delaware                  100%
Thomas Lighting de Mexico, S.A. de C.V.     Mexico                    100%
Wilhelm Sauer GmbH and Company KG (WISA)    Germany                   100%



                             NON WHOLLY OWNED SUBSIDIARIES

Jackson Hardware Company, Ltd.              Thailand                   60%
Lumec-Schreder Inc.                         Province of Quebec,        50%
                                            Canada
Thomas Americas Industria e
  Commercio, LTDA                           Brazil                     95%
Thomas-Schreder Company                     Delaware                   50%
Yamada Day-Brite, Ltd.                      Japan                      50%

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